UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 5, 2014

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-31387	NORTHERN STATES POWER COMPANY	41-1967505
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

In November 2013, Northern States Power Company Minnesota (NSP-Minnesota) a Minnesota corporation, and a wholly owned subsidiary of Xcel Energy Inc., filed a two-year electric rate case with the Minnesota Public Utilities Commission (MPUC). The rate case is based on a requested return on equity (ROE) of 10.25 percent, a 52.5 percent equity ratio, a 2014 average electric rate base of $6.67 billion and an additional average rate base of $412 million in 2015.

The NSP-Minnesota electric rate case reflects an overall increase in revenues of approximately $193 million or 6.9 percent in 2014 and an additional $98 million or 3.5 percent in 2015. The request includes a proposed rate moderation plan for 2014 and 2015. After reflecting interim rate adjustments, NSP-Minnesota is requesting a rate increase of $127 million or 4.6 percent in 2014 and an incremental rate increase of $164 million or 5.6 percent in 2015.

NSP-Minnesota’s moderation plan includes the acceleration of the eight-year amortization of the excess depreciation reserve which the MPUC approved in NSP-Minnesota’s last electric rate case and the use of expected funds from the U.S. Department of Energy (DOE) for settlement of certain claims. These DOE refunds would be in excess of amounts needed to fund NSP-Minnesota’s decommissioning expense. The interim rate adjustments are primarily associated with ROE, Monticello life cycle management (LCM)/extended power uprate (EPU) project costs and NSP-Minnesota’s request to amortize amounts associated with the canceled Prairie Island EPU project. NSP-Minnesota may file a petition for deferred accounting regarding these Monticello costs later in 2014.

The rate request, moderation plan, interim rate adjustments, customer bill impacts and certain impacts on expenses are detailed in the table below:

(Millions of Dollars)	2014	Percentage Increase	2015	Percentage Increase
Pre-moderation deficiency	$274		$81
Moderation change compared to prior year:
Depreciation reserve	(81)		53
DOE settlement proceeds	—		(36)
Filed rate request	193	6.9%	98	3.5%
Interim rate adjustments	(66)		66
Impact on customer bill	127	4.6%	164	5.6%
Depreciation expense - reduction/(increase)	81		(46)
Recognition of DOE settlement proceeds	—		36
Pre-tax impact on operating income	$208		$154

In December 2013, the MPUC approved interim rates of $127 million effective Jan. 3, 2014, subject to refund. The MPUC determined that the costs of Sherco Unit 3 would be allowed in interim rates, and that NSP-Minnesota’s request to accelerate the depreciation reserve amortization was a permissible adjustment to its interim rate request.

Intervenor Testimony:
On June 5, 2014, intervening parties filed direct testimony proposing modifications to NSP-Minnesota’s rate request. The Minnesota Department of Commerce (DOC) recommended an increase of approximately $61.6 million in 2014 and a step increase of $54.9 million for 2015, based on a recommended ROE of 9.80 percent and an equity ratio of 52.50 percent.

The following table summarizes the DOC's recommendations from NSP-Minnesota's filed request:

(Millions of Dollars)	DOC Direct Testimony 2014
Filed rate request	$192.7
Monticello EPU cost recovery	(31.3)
Sales forecast	(29.5)
ROE	(26.9)
Health care, pension and other benefits	(21.9)
Property taxes	(13.5)
Prairie Island (PI) EPU	(5.8)
Other, net	(2.2)
Total recommendation 2014	$61.6

(Millions of Dollars)	DOC Direct Testimony 2015
Filed rate request	$98.5
Depreciation	(17.5)
Property taxes	(14.5)
Production tax credits to be included in base rates	(11.4)
Nuclear outage amortization	(5.5)
Capital changes and disallowances	(5.3)
Emission chemicals	(3.0)
Excess depreciation reserve adjustment	11.9
Other, net	1.7
Total recommendation 2015 step increase	$54.9

The DOC also recommended adoption of a full decoupling pilot for the residential and small C&I class, based on actual results (not weather-adjusted) for three years and made rate design and cost allocation recommendations.

Other intervenors filing testimony included the Minnesota Office of the Attorney General-Antitrust and Utilities Division (OAG), the Minnesota Chamber of Commerce (the Chamber), the Large Industrial Customer Group (XLI), the Commercial Group, the Industrial, Commercial and Institutional Customers Group, the Energy Cents Coalition, the Clean Energy Intervenors, and the AARP.

•
One or more of these parties made recommendations seeking modifications to rate design, supporting, modifying or opposing decoupling, and proposing inclining block rates and advocating for modification and application of the excess nuclear depreciation reserve.

•
One or more of these parties also made revenue requirement adjustments, including some of the same adjustments recommended by the DOC, such as the exclusion of the Monticello EPU, sales forecast and modifying or eliminating PI EPU amortization.

•	Other key revenue adjustments include:

◦	Amortization of excess depreciation reserve for nuclear plant

◦	Seeking to exclude two owned wind projects from the step rate increase

◦	Denial of the Multi Year Plan step rate increase

◦	An ROE recommendation of 9 percent

◦	Modification to the capital structure

◦	Exclusion of construction work in progress and allowance for funds used during construction (AFUDC) from rates and adjustments to AFUDC rates and application

The next steps in the procedural schedule are expected to be as follows:

•	Rebuttal Testimony - July 7, 2014

•	Surrebuttal Testimony - Aug. 4, 2014

•	Evidentiary Hearing - Aug. 11-18, 2014

•	Initial Brief - Sept 23, 2014

•	Reply Brief - Oct. 14, 2014

•	Administrative Law Judge (ALJ) Report - Dec. 22, 2014

A final MPUC decision is anticipated in March 2015.

Earnings Guidance
Xcel Energy reaffirms its 2014 ongoing earnings guidance is $1.90 to $2.05 per share. This guidance range is based on several key assumptions previously disclosed, including constructive outcomes in all rate case and regulatory proceedings.

Except for the historical statements contained in this 8-K, the matters discussed herein, including the expected impact of rate cases, are forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. Actual results may vary materially. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries (collectively, Xcel Energy) to obtain financing on favorable terms; business conditions in the energy industry; including the risk of a slow down in the U.S. economy or delay in growth recovery; trade, fiscal, taxation and environmental policies in areas where Xcel Energy Inc. and NSP-Minnesota have a financial interest; customer business conditions; actions of credit rating agencies; competitive factors including the extent and timing of the entry of additional competition in the markets served by Xcel Energy Inc. and its subsidiaries; unusual weather; effects of geopolitical events, including war and acts of terrorism; state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rates or have an impact on asset operation or ownership or impose environmental compliance conditions; structures that affect the speed and degree to which competition enters the electric and natural gas markets; costs and other effects of legal and administrative proceedings, settlements, investigations and claims; actions by regulatory bodies impacting our nuclear operations, including those affecting costs, operations or the approval of requests pending before the NRC; financial or regulatory accounting policies imposed by regulatory bodies; availability of cost of capital; employee work force factors; and the other risk factors listed from time to time by Xcel Energy Inc. and NSP-Minnesota in reports filed with the Securities and Exchange Commission, including Risk Factors in Item 1A and Exhibit 99.01 of Xcel Energy Inc.’s and NSP-Minnesota’s Annual Reports on Form 10-K for the year ended Dec. 31, 2013 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 6, 2014	Xcel Energy Inc. (a Minnesota corporation)
Northern States Power Company (a Minnesota corporation)

/s/ TERESA S. MADDEN
Teresa S. Madden
Senior Vice President and Chief Financial Officer